EXHIBIT 23

INFINITY PROPERTY AND CASUALTY CORPORATION

EXHIBIT 23—CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our reports dated February 28, 2007, with respect to the consolidated financial statements and schedules of Infinity Property and Casualty Corporation, Infinity Property and Casualty Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Infinity Property and Casualty Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2006:

Form S-8 No. 333-103309 pertaining to the Deferred Compensation Plan of Infinity Property and Casualty Corporation;

Form S-8 No. 333-109445 pertaining to the 2002 Stock Option Plan of Infinity Property and Casualty Corporation;

Form S-8 No. 333-117711 pertaining to the Employee Stock Purchase Plan of Infinity Property and Casualty Corporation;

Form S-8 No. 333-125442 pertaining to the Non-Employee Directors’ Stock Ownership Plan of Infinity Property and Casualty Corporation.

Birmingham, Alabama
February 28, 2007	/S/ ERNST & YOUNG LLP

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